UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 19, 2025

REPUBLIC BANCORP, INC.

(Exact name of registrant as specified in its charter)

Kentucky	0-24649	61-0862051
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

601 West Market Street, Louisville, Kentucky	40202
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (502) 584-3600

NOT APPLICABLE
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common	RBCAA	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. REGULATION FD DISCLOSURE.

On December 19, 2025, Republic Bancorp Inc.’s (“Republic”) wholly-owned subsidiary, Republic Bank & Trust Company (the “Bank”), entered into an Asset Purchase Agreement with CAN Capital Merchant Services, Inc. (“CAN”) pursuant to which CAN is expected to purchase substantially all of the assets of Republic Bank Finance, a division of the Bank (“RBF”), consisting of approximately $80 million of loans and leases, and to assume approximately $3 million of related liabilities. CAN will also assume all on-going operations of RBF upon the closing of the transaction. Located in Marietta, Georgia, CAN is engaged in the business of alternative small business finance.

The Asset Purchase Agreement provides that the aggregate purchase price will be equal to the net book value of RBF’s assets and liabilities at Closing, plus a fixed premium. In connection with the transaction the Bank expects to record a gain, net of broker commissions, of approximately $6 million. The transaction is expected to close during the first quarter of 2026, subject to satisfaction of customary closing conditions and the attainment of financing by CAN.

Background Information

Republic acquired RBF as part of its March 2023 acquisition of CBank. RBF is a single office leasing and small ticket finance business based in St. Louis, Missouri. RBF provides customized vendor solutions for equipment acquisition, consults with manufacturers and dealers to enhance sales profitability, and offers specialized services in the energy, manufacturing, healthcare, and transportation sectors.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in the preceding paragraphs are based on our current expectations and assumptions regarding our business, the proposed sale of assets, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the ability of CAN to attain financing for the transaction and other factors set forth as “Risk Factors” at Part II, Item 1A in the Company’s Form 10-K for the period ended December 31, 2024, which has been filed with the Securities and Exchange Commission and is available on Republic’s website (www.republicbank.com) and on the Securities and Exchange Commission’s website (www.sec.gov).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Bancorp, Inc.
(Registrant)

Date: December 22, 2025	By:	/s/ Kevin Sipes
Executive Vice President, Chief Financial Officer & Chief Accounting Officer

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